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                                                                Exhibit 10.4

                                  NEWS RELEASE

[Molten Metal Technology Letterhead]

FOR IMMEDIATE RELEASE

                   MOLTEN METAL FORMS NEW STRATEGIC ALLIANCE
                        WITH LOCKHEED MARTIN CORPORATION

                 COMPLETES RESTRUCTURING OF LIMITED PARTNERSHIP

WALTHAM, Massachusetts - June 18, 1997 - Molten Metal Technology, Inc. (NASDAQ:MLTN) today announced completion of definitive agreements for a new strategic alliance with Lockheed Martin Corporation (NYSE:LMT). The new agreements are designed to enhance the ability of the corporations to more efficiently access target markets.

The two corporations have established a strategic alliance committee, comprised of three representatives from each corporation, to review and monitor the business relationships created by the restructuring of the former M4 Environmental limited partnership. The strategic alliance committee will also evaluate new market opportunities for joint efforts within the Department of Energy (DOE) and Department of Defense markets.

The two corporations formed a new limited liability corporation (LLC) to deliver processing services to customers in the worldwide chemical demilitarization market. This LLC, Lockheed Martin Chemical Demilitarization Systems, L.L.C., is an exclusive relationship that will enable the corporations to pursue chemical demilitarization opportunities around the world.

In addition to the new LLC for the chemical demilitarization market, the two companies will continue to work together on the DOE's Hanford tank waste project. Under the new relationship, Molten Metal Technology will deliver a $5 million pilot Quantum-CEP(R) system to the Lockheed Martin team for processing surrogate Hanford tank waste. Lockheed Martin leads one of two corporate teams that recently won the first phase of a DOE bid to begin efforts toward the cleanup of radioactive tank waste at the DOE site in Hanford, Washington. The Quantum-CEP plant will support Lockheed Martin's efforts to use Quantum-CEP in addition to or in place of its currently proposed baseline technology for the second phase of the Hanford project. The DOE is scheduled to announce plans for the second phase of the Hanford cleanup in 1998, an award estimated to be worth several billion dollars.


                                     -more-
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As a part of the restructuring, the RETECH division of M4 that provides plasma arc technology to the specialty metal and environmental industry has been transferred to Lockheed Martin, while Molten Metal Technology has become sole owner of M4, which will continue to own and operate its primary asset, the Technology Center in Oak Ridge, Tennessee. The Center contains two commercial Quantum-CEP systems. One of the commercial systems began operating in December of 1995. The second and much larger system is currently in start-up operations and is expected to begin commercial operations later this year.

Operation of the Technology Center through M4 should enable Molten Metal Technology to continue to expand its presence in several key market sectors, such as commercial mixed (radioactive and hazardous) waste.

Based in Waltham, Massachusetts, Molten Metal Technology, Inc. is an environmental technology company commercializing pollution prevention and waste recycling methods that are broadly applicable to a wide variety of hazardous, non-hazardous, and radioactive wastes. The company's patented core technology, CEP, takes waste and transforms it into reusable industrial products using a molten metal bath. The first commercial Quantum-CEP plant constructed by the company began operating in 1995. A second commercial Quantum-CEP plant is now processing waste from commercial nuclear customers. A third commercial Quantum-CEP facility is currently in the start-up phase. Quantum-CEP is the application of CEP developed specifically to process radioactive waste. Two more commercial CEP plants are under construction.

Certain statements contained in this press release regarding future events are "forward-looking statements" within the meaning of the federal securities laws, including statements concerning the company's expectations regarding the future performance of its relationship with Lockheed Martin, the use of Quantum-CEP in the Hanford cleanup project, future operations at the M4 Technology Center, and the construction and start-up of CEP facilities. These forward-looking statements are based largely on Molten Metal Technology's expectations and are subject to a number of risks and uncertainties, many of which are beyond the company's control. Accordingly, actual results could differ materially from those contemplated by these forward-looking statements. Among the risks and uncertainties which could affect actual results are that potential customers will not accept the company's CEP technology as an economically and environmentally acceptable means of disposing of wastes and by-products; that the company will be unable to build its CEP plants on time and under budget; and that the company will not be able to commercially operate CEP plants on a sustained and profitable basis. Additional factors which may cause actual results to differ are described in the company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as the company's other filings with the Securities and Exchange Commission and are incorporated herein by reference.

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MOLTEN METAL TECHNOLOGY CONTACTS:
Jay Woodruff (617) 768-6580 (Media)
Brian Payea (617) 487-7648 (Investors)